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                                                                       EXHIBIT 5

                                    GMO TRUST
                     GRANTHAM, MAYO, VAN OTTERLOO & CO. LLC
                                 40 ROWES WHARF
                                BOSTON, MA 02110

                                                                 ______ __, 2005

Investors Bank & Trust Company
John Hancock Tower
200 Clarendon Street
Boston, MA 02116

Re: Amendment to the Transfer Agency and Service Agreement (the "Agreement"), dated August 1, 1991, by and among GMO Trust, Grantham, Mayo, Van Otterloo & Co. LLC and Investors Bank & Trust Co., as amended.

Ladies and Gentlemen:

     Pursuant to Article 17 of the Agreement, GMO Trust (the "Trust") hereby notifies you that it has created eight new series of shares, namely, the "GMO U.S. Growth Fund," "GMO U.S. Core Equity Fund," "GMO U.S. Intrinsic Value Fund," "GMO U.S. Small/Mid Cap Growth Fund," "GMO U.S. Small/Mid Cap Value Fund," "GMO U.S. Value Fund," "GMO International Core Equity Fund," and "GMO International Growth Equity Fund" (the "New Funds"), with respect to which the Trust and the Manager (as defined in the Agreement) desire that you serve as transfer agent under the terms of the Agreement.

     If you agree to so serve as transfer agent for the New Funds, kindly sign and return to the Trust the enclosed counterpart hereof, whereupon each of the New Funds shall be deemed a "Fund" under the Agreement. This letter agreement shall constitute an amendment to the Agreement and, as such, a binding agreement among the Trust, the Manager and you in accordance with its terms.

                                        Sincerely,

                                        GMO TRUST


                                        By:
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                                        Name:
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                                        Title:
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                                        GRANTHAM, MAYO, VAN OTTERLOO & CO. LLC


                                        By:
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                                        Name:
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                                        Title:
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Investors Bank & Trust Company         -2-                       ______ __, 2005


The foregoing is hereby accepted and
agreed.

INVESTORS BANK & TRUST COMPANY


By:
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Name:
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Title:
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